FOR IMMEDIATE RELEASE

Generation Income Properties Announces Transaction to Increase Stockholders’ Equity

TAMPA, Florida – July 17, 2026: Generation Income Properties, Inc. (NASDAQ: GIPR) ("GIPR" or the "Company") today announced a transaction by Generation Income Properties, LP, the Company’s operating partnership subsidiary, that is intended to increase the Company’s stockholders' equity in support of the Company's continued Nasdaq listing.

In the transaction, Generation Income Properties, LP entered into definitive agreements with the holders of its outstanding Series B-1 Preferred Units and Series B-2 Preferred Units to amend the terms of such preferred units to eliminate certain holder-controlled cash redemption rights and replace those rights with a right to exchange the preferred units for shares of common stock of the Company upon the terms and conditions more specifically set forth in the definitive agreements. Based on consultation with its professional advisors and independent auditor, the Company believes these amendments support permanent equity classification of the preferred units for financial reporting purposes.

As a result of this action, the Company believes it will be able to achieve compliance with Nasdaq’s continued listing requirement of at least $2.5 million of stockholders’ equity and will seek a compliance determination from Nasdaq. As previously disclosed, the Company was granted an extension by Nasdaq to August 4, 2026, to demonstrate compliance with the Nasdaq stockholders’ equity requirement.

"The agreements announced today represent further important steps in strengthening Generation Income Properties' capital structure and seeking to preserve our Nasdaq listing," said David Sobelman, Chief Executive Officer of GIPR. "Over the past year, we have focused intensely on improving liquidity, simplifying our balance sheet, and creating greater financial flexibility. We appreciate the constructive partnership of our investors and stakeholders as we continue executing our broader business strategy."

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail, office, and industrial net lease properties in densely populated submarkets. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. When used in this press release, in future filings with the Securities and Exchange Commission (the "SEC") or in other written or oral communications, statements which are not historical in nature, including those containing words such as "continue," "anticipate," "will," "estimate," "expect," "intend," "plan," and "project" and other similar words and expressions, are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Statements regarding the following subjects, among others, may be forward-looking: the accounting treatment of the above-described amendment to the Series B-1 and Series B-2 Preferred

Units of Generation Income Properties, LP (“GIPLP”); whether such amendment will be sufficient for a Nasdaq compliance determination regarding the Company’s stockholders’ equity; and the Company’s general ability to maintain the listing of its common stock on The Nasdaq Capital Market. Such statements are based on current expectations of management of the Company and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, the risk that the above-described amendment to the Series B-1 and B-2 Preferred Units of GIPLP will not result in a compliance determination by Nasdaq and the risk that the Company may otherwise be unable to satisfy the continued listing requirements of the Nasdaq Capital Market and that its common stock could be delisted. Please also refer to the risks detailed from time to time in the reports that the Company files with the SEC, including the Company's Annual Report on Form 10-K/A for the year ended December 31, 2025 filed with the SEC on April 3, 2026, as well as the Company's subsequent filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4928-1928-5180.7